SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                10/12/99            3,000-           28.3750
                                10/12/99           10,500-           28.4494
                                10/11/99            5,000-           28.3750
                                10/07/99            2,000-           28.2500
                                10/06/99            7,500-           28.2500
                                10/05/99            1,000-           28.2500
                                10/05/99            5,000-           28.2500
                                10/04/99            1,500-           28.2917
                                 8/30/99            1,000-             *DO
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/07/99            3,000-           28.1991
               THE GABELLI CAPITAL ASSET FUND
                                10/11/99            3,000-           28.3241
               THE GABELLI ABC FUND
                                10/06/99            1,000-           28.1991














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.